EXHIBIT 10.20

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

                THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT is dated as of June 1, 1999 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

                WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third and Fourth Amendments to Loan and Security Agreement dated as of March 30, 1998 and December 1, 1998, respectively (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans extended by Lender to Borrower: (i) a $2,200,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a $1,992,854.00 term loan (the “Term Loan”), (iii) a $1,375,000.02 equipment loan (the “Equipment Loan”), and (iv) a $678,333.29 non-revolving equipment line of credit (the “Equipment Line of Credit”); and

                WHEREAS, Borrower has requested that Lender (i) renew the Revolving Loan and increase the amount thereof to $3,000,000.00, (ii) provide a $200,000.00 subline under the Revolving Loan for standby letters of credit, (iii) renew the Equipment Line of Credit, and (iv) modify one of the financial covenants set forth in the Loan Agreement; and

                WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including new promissory notes to evidence the aforesaid loans being renewed and increased and this Amendment;

                NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             Section 1.1 of the Loan Agreement is amended as follows:

a.             The definition of “Commitment Amount” is amended in its entirety to read as follows:

                “Commitment Amount” shall mean, as of any applicable date of determination, Three Million and 00/100 ($3,000,000.00) Dollars, less the Letter of Credit Outstanding.

b.             The following new definitions are hereby inserted in Section 1.1:

                “Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.9 hereof, which letters of credit shall be (i) standby letters of credit, (ii) issued for such purposes as are reasonably acceptable to the Lender, (iii) denominated in Dollars, and (iv) otherwise in such form as may be approved from time to time by the Lender.

                “Letter of Credit Outstanding” shall mean at any time, the sum of (i) the aggregate stated amount of all Letters of Credit then outstanding, plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

c.             The definition of “Indebtedness” is hereby amended to add the following new subsection (7) thereto after the end of subsection (6) thereof:

“and (7) all obligations, contingent or otherwise, of the Borrower under or related to (i) any Letters of Credit now or hereafter issued by the Lender pursuant to the terms of this Agreement, and (ii) any other letters of credit heretofore, now or hereafter issued by Lender.”

d.             The definition of “Loan Documents” is hereby amended to add the following words after the words “financing statements”:   “letter of credit applications and/or reimbursement agreements,”

e.             In the definition of “Revolving Loan”, the figure “$2,200,000.00” is deleted, and the figure “$3,000,000.00” is substituted therefor.

f.              The definition of “Termination Date” is amended in its entirety to read as follows:

                “Termination Date” shall mean December 31, 2000, or such earlier date upon which the Revolving Note becomes due and payable.

3.             The first two paragraphs in Section 2.3 of the Loan Agreement are deleted, and the following paragraphs are substituted therefor:

                “2.3         Revolving Note.  The Revolving Loan shall be evidenced by a renewal revolving note, executed by the Borrower, dated June 1, 1999, payable to the Lender on December 31, 2000, and in the principal sum of Three Million and 00/100 ($3,000,000.00) Dollars (the “Revolving Note”).  The date and amount of each advance under the Revolving Loan made by the Lender and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records.  The aggregate unpaid principal amount so recorded by the Lender shall be rebuttable presumptive evidence as to the principal amount outstanding thereunder, provided, however, that the failure by the Lender so to record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note to repay the principal amount of the entire Revolving Loan together with all interest accrued or accruing thereon.

                Interest on the Revolving Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Revolving Note.  Interest on the Revolving Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

4.             The Loan Agreement is hereby amended to add the following new subsection 2.9 thereto:

                “ 2.9        Letters of Credit.  Borrower may request Lender at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions of this Agreement, Lender shall issue for the account of Borrower one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance, (i) the aggregate Letter of Credit Outstanding shall exceed $200,000.00, or (ii) such proposed Letter of Credit issuance would cause the aggregate unpaid principal amount of the Revolving Loan outstanding under this Agreement to exceed the lesser of the Commitment Amount or the Borrowing Base on the date of such issuance.  No Letter of Credit shall expire later than the Termination Date.  If any Letter of Credit should by its term expire after the Termination Date or if an Event of Default shall occur and not be cured by the applicable cure period, if any, Borrower will (i) cause all Letters of Credit to be returned to Lender undrawn and marked “canceled”, or (ii) if the Borrower is unable to do so, deposit cash in an account directed by Lender, sufficient to fully reimburse Lender for any future draw on the Letter of Credit.

In connection with each Letter of Credit issued by the Lender, Borrower will execute and deliver to the Lender a letter of credit application (using the Lender’s form) and such other documents required by the Lender.  Borrower shall pay the Lender an annual fee equal to one percent (1.00%) per annum of the amount of each standby Letter of Credit issued by the Lender, payable quarterly in arrears.  Borrower shall pay the Lender its customary fees and charges in connection with the issuance and processing of each commercial Letter of Credit issued by the Lender.

When Borrower desires the Lender to issue a Letter of Credit hereunder, it shall give Lender at least five (5) Business Days’ prior written notice (including telegraphic, telex, facsimile or cable communication) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and such other information requested by Lender in connection therewith.

The obligations of the Borrower to reimburse the Lender for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit, (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (iv) payment by the Lender of any Letter of Credit against presentation of a demand, draft, or certificate or other document which does not comply with the terms of such Letter of Credit, (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing, or (vi) the fact that any Event of Default shall have occurred and be continuing.

Borrower further acknowledges and agrees that in the event any Letter of Credit is drawn upon, the funds disbursed by Lender in connection therewith shall be deemed to constitute a disbursement by Lender to Borrower under the Revolving Note as of the date of said disbursement, and shall constitute principal indebtedness evidenced by the Revolving Note, and shall bear interest at the rate provided in the Revolving Note.”

5.             Section 3.1 of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

                “3.1         Term Loan.  The Lender has made the Borrower a secured term loan in the principal amount of Two Million Seven Hundred Thousand and no/100 ($2,700,000.00) Dollars (herein, the “Term Loan”) originally evidenced by that certain Term Note dated January 17, 1997 in the principal sum of $2,700,000.00.  On and after June 1, 1999, the Term Loan shall be evidenced by a renewal term note dated June 1, 1999, executed by Borrower, in the principal sum of One Million Eight Hundred Thirty Two Thousand One Hundred Thirty Nine and 00/100 ($1,832,139.00) Dollars (the “Term Note”), payable to the order of the Lender in successive monthly installments of principal in the sum of $32,143.00 each, commencing                    1, 1999, and payable on the first (1st) day of each month thereafter, followed by a final balloon payment of the entire unpaid principal balance and accrued interest due on December 31, 2000.

                Interest on the Term Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Term Note.  Interest on the Term Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.”

6.             Section 14.1 of the Loan Agreement is hereby amended as follows:

(a)           Subsection 14.1(a) is hereby amended in its entirety to read as follows:

                “(a)         Minimum Tangible Net Worth.  Borrower will maintain at all times a minimum Tangible Net Worth of not less than $4,000,000.00 (to be tested quarterly).”

7.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Line Note (as such terms are defined in the Loan Agreement, as amended hereby), and all other Indebtedness.

Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower, thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Line Note, and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

8.             In order to induce Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

9.             Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have entered into this Fifth Amendment to Loan and Security Agreement as of the 1st day of June, 1999.

BRAD FOOTE GEAR WORKS, INC.		LASALLE BANK NATIONAL
Borrower		ASSOCIATION, Lender

By:	/s/ J. Cameron Drecoll	By:	/s/ Raymond J. Feldman
	J. Cameron Drecoll		Raymond J. Feldman
Title:	President	Title:	Vice President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary